EXHIBIT (10i.)


                          NORTHWEST NATURAL GAS COMPANY
                 NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN

                                 January 1, 1989


Northwest Natural Gas Company
  an Oregon corporation
220 NW Second Avenue
Portland, OR  97209                                                  the Company


     The Company believes it desirable that members of its board of directors, who represent the Company's shareholders, be themselves shareholders. To supplement the efforts of the directors towards this end, the Company wishes to increase the ownership interest of non-employee directors through awards of Company Common Stock. The Company, however, recognizes that a director may believe that he or she has a sufficient ownership interest in Company Common Stock, and therefore permits directors to receive awards under the plan in the form of deferred cash rather than stock.

     The following plan is therefore adopted:

     1.  Administration.
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     Unless otherwise determined pursuant to this section, this plan shall be administered by the corporate secretary of the Company (the Administrator), who may delegate all or part of that authority and responsibility. The Administrator shall interpret the plan, arrange for the purchase and delivery of shares, determine forfeitures, and otherwise assume general responsibility for administration of the plan. Any decision by the Administrator shall be final and bind all parties. The Administrator may be replaced from time to time in the discretion of the chief executive officer of the Company.

     2.  Awards.
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         2.1  Each non-employee director of the Company, including those directors who have been employees of the Company in the past but are not employees at the time of any award under this plan, shall receive awards under this plan as of the following award dates:

              (a)  January 1, 1989; or

              (b) In the case of (i) directors elected after January 1, 1989 and (ii) persons who become non-employee directors after January 1, 1989 by ceasing to be employees of the Company, the date on which such director is first elected, whether by the shareholders or board of directors of the Company, or ceases to be an employee of the Company, as the case may be; and


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              (c)  On January 1 of each year thereafter, commencing with January
1, 1998.

         2.2 As of each award date, a participant shall receive an award calculated in the following manner. The "Number of Award Months" shall be determined by subtracting the number of full or partial calendar months remaining until all, if any, previous awards to the participant under this plan will be vested from the number of full or partial calendar months remaining until the fifth year end after the award date; provided, however, that if, assuming the participant were reelected, a participant's term as a director would end because of age before the fifth year end after the award date, the "Number of Award Months" shall be determined by subtracting the number of full or partial calendar months remaining until all, if any, previous awards to the participant under this plan will be vested from the number of full or partial calendar months remaining until the participant's term will end because of age. The amount awarded shall then be calculated by multiplying the Number of Award Months by an amount that, effective as of October 1, 2002, shall be $1,666.67. For purposes of this plan, "full or partial calendar months remaining" for any period includes the calendar month in which the award date falls and the calendar month in which the last day of the period falls and all calendar months in between.

         2.3 As of each award date, the dollar amount calculated under 2.2 shall be awarded to the participant as follows:

              (a) With respect to award dates after February 26, 2004, each participant may elect at any time prior to an award date to receive the entire amount to be awarded on that date in deferred cash rather than in Company Common Stock. No partial elections shall be permitted. Any such election must be in writing delivered to the Administrator prior to the award date. If such an election is made, the dollar amount calculated under 2.2 shall be credited to the participant's Cash Account under the Company's Directors Deferred Compensation Plan (the "DDCP") effective as of the award date. The deferred cash amounts shall be subject to vesting under 3, but any interest credited with respect to these amounts under the DDCP shall be fully vested and nonforfeitable at all times. The deferred cash amounts shall otherwise be subject to all of the terms and conditions of the DDCP.

              (b) If a participant does not timely elect to receive an award in deferred cash, the dollar amount calculated under 2.2 shall be awarded to the participant in Common Stock as follows:

                   (i) As soon as practicable after the award date, the Administrator shall deliver cash in the amount of the award and applicable commissions to one or more brokers or other persons with instructions to purchase Company Common Stock in the open market. It is understood that market conditions or regulations affecting the purchases by a corporation of its own shares may extend the period of purchase over several days or weeks.

                   (ii) When several participants have the same award date, all of the stock shall be purchased and then divided among the participants in proportion to their respective awards, regardless of any changes in price that occur while purchases are being carried out.


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                   (iii) When all of the stock has been purchased with respect to any award date, certificates in the names of the participants for their respective shares shall be delivered to the Administrator. Each participant shall deliver to the Administrator a blank stock power duly executed in a form satisfactory to the Administrator for each certificate for shares issued in the participant's name.

                   (iv) The Administrator shall hold the certificates and stock powers until the shares are vested and released as provided in 3.4.

         2.4 Upon any amendment of this plan to increase the dollar amount of awards set forth in 2.2, each participant shall receive an additional award in accordance with the procedures set forth in 2.3. The amount of the additional award for each participant shall be determined by multiplying the amount of the increase in the award amount by the number of full or partial calendar months remaining until the participant's most recent prior award under this plan will be fully vested. The resulting dollar amount shall then be either used to purchase Common Stock for the participant or credited under the DDCP as set forth in 2.3.

     3.  Vesting; Delivery of Shares; Forfeitures.
         ----------------------------------------

         3.1 For each award under 2.2 and 2.3, the number of awarded shares or the amount of awarded cash, as applicable, that will vest per month shall be determined by dividing the number of awarded shares or the amount of awarded cash by the Number of Award Months. This monthly amount shall vest as of the first day of each calendar month commencing with the later of the month in which the award is made or the first month after all previous awards to the participant under this plan shall have vested. If an award is made other than on the first day of a month, the award date shall be considered the first day of that month for purposes of 3.1 and 3.2.

         3.2 For each award under 2.3 and 2.4, the number of awarded shares or the amount of awarded cash, as applicable, that will vest per month shall be determined by dividing the number of awarded shares or the amount of awarded cash by the number of full or partial calendar months remaining until the participant's most recent prior award under 2.2 and 2.3 will be fully vested. This monthly amount shall vest as of the first day of each calendar month commencing with the month in which the award is made.

         3.3 Notwithstanding 3.1 and 3.2, all awarded shares and awarded cash shall vest upon a change in control of the Company. For purposes of this plan, a "change in control" of the Company shall mean the occurrence of any of the following events:

              (a)  The approval by the shareholders of the Company of:

                   (1) any consolidation, merger or plan of share exchange involving the Company (a "Merger") as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors ("Voting Securities") immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving corporation or a parent corporation of the surviving corporation immediately after the


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     Merger, disregarding any Voting Securities issued to or retained by such holders in respect of securities of any other party to the Merger;

                   (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company; or

                   (3) the adoption of any plan or proposal for the liquidation or dissolution of the Company;

              (b) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company ("Incumbent Directors") shall cease for any reason to constitute at least a majority thereof; provided, however, that the term "Incumbent Director" shall also include each new director elected during such two-year period whose nomination or election was approved by two-thirds of the Incumbent Directors then in office; or

              (c) Any person (as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Company or any employee benefit plan sponsored by the Company) shall, as a result of a tender or exchange offer, open market purchases or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities.

         3.4 The certificate and stock power for vested shares shall be delivered to the participant or in accordance with 5.2 as soon as practicable after the participant ceases to be a director of the Company or, if earlier, as soon as practicable after a change in control of the Company. Payment of vested deferred cash shall be governed by the terms of the DDCP.

         3.5 If a participant ceases to be a director (other than pursuant to a simultaneous change in control of the Company), awarded shares and awarded cash remaining unvested shall be forfeited. The Administrator, acting for the participant pursuant to the executed stock power, shall transfer the unvested shares to the Company, and these shares shall be cancelled. The participant or the participant's representative shall execute any documents reasonably requested by the Administrator to facilitate the transfer. The participant's Cash Account under the DDCP shall be reduced by the amount of unvested cash that is forfeited.

     4.  Status Before Full Vesting; Transfer of Shares.
         ----------------------------------------------

         4.1 Each participant shall be a shareholder of record with respect to all shares awarded, whether or not vested, and shall be entitled to all of the rights of such a holder, except that a participant's share certificates shall be held by the Administrator until delivered in accordance with 3.4.

         4.2 Any dividends or communications to shareholders received by the Administrator with respect to shares held by the Administrator shall promptly be transmitted to the participant.


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         4.3  No participant may transfer any interest in unvested shares to any person other than the Company.

         4.4 No participant may transfer any interest in any shares awarded under this plan, whether vested or not, until he or she ceases to be a director of the Company.

         4.5  Notwithstanding 2.3(b)(iv), 3.4, 4.1, 4.3 and 4.4, if a
participant in the DDCP elects under the DDCP to defer shares of Company Common Stock awarded to the participant under this plan, promptly after the deferral election becomes irrevocable the Administrator shall cause the Common Stock subject to such irrevocable deferral to be transferred to the trustee of the Northwest Natural Gas Company Umbrella Trust(TM) For Directors. The Common Stock so transferred shall nevertheless remain subject to forfeiture under 3.5 if the participant ceases to be a director prior to vesting of the shares.

     5.  Death of a Participant.
         ----------------------

         5.1 Any vested shares held by the Administrator for a participant who has died shall be delivered as soon as practicable to the participant's death beneficiary under 5.2.

         5.2  Any vested shares to be delivered on death of a participant under
5.1 shall go to a participant's beneficiary in the following order of priority:

              (a) To the surviving beneficiary designated by the participant in writing to the Administrator;

              (b)  To the participant's surviving spouse; or

              (c)  To the participant's estate.

     6.  Amendment or Termination; Miscellaneous.
         ---------------------------------------

         6.1 The board of directors of the Company may amend or terminate this plan at any time. No amendment or termination shall adversely affect any outstanding award.

         6.2 Subject to the rights of amendment and termination in 6.1, this plan shall continue indefinitely and future awards will be made in accordance with 2.1.

         6.3 Nothing in this plan shall create any obligation on the part of the board of directors of the Company to nominate any director for reelection by the shareholders or the board of directors.


     Adopted by the board of directors of Northwest Natural Gas Company on November 17, 1988, effective January 1, 1989. Amended by the board of directors of Northwest Natural Gas Company on May 23, 1991, effective July 1, 1991. Amended by the board of directors of Northwest Natural Gas Company on July 24, 1997, effective July 1, 1997. Amended by the board of directors of Northwest Natural Gas Company on December 18, 1997, effective January 1, 1998. Amended by


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the board of directors of Northwest Natural Gas Company on September 26, 2002,
effective October 1, 2002. Amended by the board of directors of Northwest Natural Gas Company on February 26, 2004, effective February 26, 2004.


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